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                                                                   Exhibit 25(K)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

A National Banking Association                            31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                          Bank One Trust Company, N.A.
                        One North State Street, 9th Floor
                             Chicago, Illinois 60602
    Attn: Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                          =============================

                       SALOMON SMITH BARNEY HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

New York                                                  11-2418067
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

388 Greenwich Street                                      10013
New York, New York                                        (ZIP Code)
(Address of principal executive offices)

                                 Debt Securities
                         (Title of Indenture Securities)


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Item 1.     General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.


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            7.    A copy of the latest report of condition of the trustee
                  published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not Applicable.

            9.    Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of February, 2001.

            Bank One Trust Company, National Association,
            Trustee


            By /s/Sandra L. Caruba
               ----------------------
               Sandra L. Caruba
               Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).


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                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                  February 12, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Salomon Smith Barney Holdings Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                Very truly yours,

                                Bank One Trust Company, National Association


                                By: /s/Sandra L. Caruba
                                    -----------------------
                                    Sandra L. Caruba
                                    Vice President


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                                    EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.  Call Date: 09/30/00   State#: 391581    FFIEC 032
Address:               100 Broad Street              Vendor ID: D          Cert #: 21377     Page RC-1
City, State  Zip:      Columbus, OH 43271            Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                       Dollar Amounts in
                                                                                                           thousands
                                                                                                           ---------
                                                                                                       RCON  BIL MIL THOU    C300
                                                                                                       ----  ------------    ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                           RCON
    a. Noninterest-bearing balances and currency and coin(1) .................................         0081     107,674       1.a
    b. Interest-bearing balances(2) ..........................................................         0071      19,256       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .............................         1754           0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ..........................         1773       4,003       2.b
3.  Federal funds sold and securities purchased under agreements to resell ...................         1350     637,978       3.
4.  Loans and lease financing receivables:                                                             RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C) .........................         2122     220,388       4.a
    b. LESS: Allowance for loan and lease losses .............................................         3123       1,201       4.b
    c. LESS: Allocated transfer risk reserve .................................................         3128           0       4.c
    d. Loans and leases, net of unearned income, allowance, and                                        RCON
       reserve (item 4.a minus 4.b and 4.c) ..................................................         2125     219,187       4.d
5.  Trading assets (from Schedule RD-D) ......................................................         3545           0       5.
6.  Premises and fixed assets (including capitalized leases) .................................         2145      25,122       6.
7.  Other real estate owned (from Schedule RC-M) .............................................         2150           0       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...........................................................         2130           0       8.
9.  Customers' liability to this bank on acceptances outstanding .............................         2155           0       9.
10. Intangible assets (from Schedule RC-M) ...................................................         2143      14,726      10.
11. Other assets (from Schedule RC-F) ........................................................         2160     335,321      11.
12. Total assets (sum of items 1 through 11) .................................................         2170   1,363,267      12.

(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.


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
Legal Title of Bank:   Bank One Trust Company, N.A.  Call Date: 09/30/00   State#: 391581    FFIEC 032
Address:               100 Broad Street              Vendor ID: D          Cert #: 21377     Page RC-2
City, State  Zip:      Columbus, OH 43271            Transit #: 04400003

Schedule RC-Continued

                                                                                                          Dollar Amounts in
                                                                                                               Thousands
                                                                                                          -----------------
LIABILITIES
13. Deposits:                                                                                        RCON
    a. In domestic offices (sum of totals of columns A and C                                         ----
       from Schedule RC-E, part 1) ...............................................................   2200       1,134,992      13.a
       (1) Noninterest-bearing(1) ................................................................   6631         663,468      13.a1
       (2) Interest-bearing ......................................................................   6636         471,524      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)
       (1) Noninterest bearing
       (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements to repurchase: ..................   RCFD2800           0      14
15. a. Demand notes issued to the U.S. Treasury ..................................................   RCON2840           0      15.a
    b. Trading Liabilities(from Sechedule RC-D) ..................................................   RCFD3548           0      15.b

16. Other borrowed money:                                                                            RCON
                                                                                                     ----
    a. With original maturity of one year or less ................................................   2332               0      16.a
    b. With original  maturity of more than one year .............................................   A547               0      16.b
    c. With original maturity of more than three years ...........................................   A548               0      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ......................................   2920               0      18.
19. Subordinated notes and debentures ............................................................   3200               0      19.
20. Other liabilities (from Schedule RC-G) .......................................................   2930          88,146      20.
21. Total liabilities (sum of items 13 through 20) ...............................................   2948       1,223,138      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ................................................   3838               0      23.
24. Common stock .................................................................................   3230             800      24.
25. Surplus (exclude all surplus related to preferred stock) .....................................   3839          45,157      25.
26. a. Undivided profits and capital reserves ....................................................   3632          94,155      26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities ....................   8434              17      26.b
    c. Accumulated net gains (losses) on cash flow hedges ........................................   4336               0      26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27) ............................................   3210         140,129      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ........................................................   3300       1,363,267      29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that
      best describes the most comprehensive level of auditing work performed for                         --------------    Number
      the bank by independent external auditors as of any date during 1996 ..............RCFD 6724 ..... N/A               M.1.
                                                                                                         --------------

1 = Independent audit of the bank conducted in accordance other with generally accepted auditing standards by a certified state chartering public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which external submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by external auditors (may be required by authority)

5 =   Review of the bank's financial statements by auditors

6 =   Compilation of the bank's financial statements by auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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